EXHIBIT 99.2

WEIDER NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
PROFORMA FINANCIAL INFORMATION

On April 1, 2005, we sold certain assets of our Active Nutrition business unit relating to our Weider branded business domestically and internationally to Weider Global Nutrition, LLC (“WGN”), a wholly-owned subsidiary of Weider Health and Fitness. The terms of the transaction provide that we receive approximately $14.0 million cash in exchange for assets relating to our domestic Weider branded business, including inventory, receivables, and intangible and intellectual property, the capital stock of certain of our international subsidiaries related to the international Weider branded business (including the working capital of those subsidiaries), and the assumption of certain associated liabilities by WGN. The effective date of the transaction was March 1, 2005.

On June 17, 2005, we sold the capital stock and partnership interests of the international subsidiaries that operate our Haleko business unit (our European operations) to Atlantic Grupa of Zagreb, Croatia and certain of its subsidiaries for approximately $15.0 million cash. The effective date of the transaction was May 1, 2005 (the first day of Haleko’s fiscal year 2006).

The following proforma condensed consolidated balance sheet at February 28, 2005 and proforma condensed consolidated statements of income (loss) for the nine months ended February 28, 2005 and for the fiscal years ended May 31, 2004, 2003 and 2002 give effect to the impact of these transactions as if they had been consummated at the beginning of each respective period. The proforma adjustments reflect the possible changes to our historical financial position and results of operations resulting from the sale of the Weider branded business and the sale of the Haleko business unit.

We previously filed a Form 8-K, including proforma financial information, relating to the sale of the Weider branded business. The original proforma information included in the previously filed Form 8-K was modified primarily to reflect a change in the estimated transaction related costs.

The Weider proforma adjustment to the condensed consolidated balance sheet at February 28, 2005 eliminates the net assets of the divested Weider branded business, including cash of approximately $2.6 million. Furthermore, the balance sheet reflects aggregate cash proceeds of $14.0 million ($0.6 million in estimated transaction related expenses are reflected as accounts payable). In addition, the proforma adjustment for an after-tax gain on the sale to WGN, estimated at approximately $2.2 million (net of approximately $1.6 million in estimated income taxes), has been reflected as an increase to additional paid-in capital.

The Haleko proforma adjustment to the condensed consolidated balance sheet at February 28, 2005 eliminates the net assets of the divested Haleko business unit, including cash of approximately $0.4 million. Furthermore, the balance sheet reflects cash proceeds of $16.3 million ($0.7 million in estimated transaction related expenses are reflected as accounts payable). In addition, the proforma adjustment for an after-tax loss on the sale, estimated at approximately $6.3 million (net of approximately $3.3 million in estimated income tax benefit), has been reflected as a reduction to retained earnings. Note: cash proceeds of $16.3 million are calculated using the foreign currency rate effective as of the proforma balance sheet date.

The Weider and Haleko proforma adjustments for the condensed consolidated statement of income (loss) for the nine months ended February 28, 2005 and for the fiscal years ended May 31, 2004, 2003 and 2002 eliminate direct net sales and expenses of the divested Weider branded business and Haleko business unit for each period. Interest income from the use of the proceeds from these sales has not been included in the proforma financial statements.

In connection with the sale of the Weider branded business, we also entered into separate agreements with WGN whereby we will provide them with certain general and administrative, research and development and logistics services. The terms of the service agreements are for a one year period, with options by either party for one additional year. In addition, we may continue to manufacture certain products for WGN; however, the contractual agreements for services are subject to competitive pricing considerations. The annual service fees and profit margins from the manufacturing services have not been included in the proforma financial statements.

WEIDER NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
AT FEBRUARY 28, 2005
(in thousands)

	As Reported	Weider Proforma Adjustment	Haleko Proforma Adjustment	Proforma

ASSETS
Current assets:
Cash and cash equivalents	$24,919	$11,357	$15,860	$52,136
Receivables, net	32,111	(4,228)	(10,760)	17,123
Inventories	31,760	(4,910)	(7,743)	19,107
Prepaid expenses and other	5,226	(1,003)	(1,363)	2,860
Deferred taxes	1,982	(231)	--	1,751

Total current assets	95,998	985	(4,006)	92,977

Property and equipment, net	23,717	(807)	(9,095)	13,815

Other assets:
Goodwill	4,346	--	--	4,346
Intangible assets, net	4,661	(778)	(3,851)	32
Deposits and other assets	583	476	(426)	633

Total other assets	9,590	(302)	(4,277)	5,011

Total assets	$129,305	$(124)	$(17,378)	$111,803

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,786	$(2,691)	$(5,336)	$10,759
Accrued expenses	13,155	(1,094)	(1,736)	10,325
Current portion of long-term debt	1,855	--	(1,522)	333
Income taxes payable	167	2,913	(3,080)	--

Total current liabilities	33,963	(872)	(11,674)	21,417

Long-term debt	--	--	--	--

Deferred taxes	10,705	(2,204)	(3,381)	5,120

Stockholders’ equity:
Preferred stock	--	--	--	--
Class A common stock	111	--	--	111
Class B common stock	150	--	--	150
Additional paid-in capital	83,874	2,184	--	86,058
Deferred compensation costs	(487)	--	--	(487)
Other accumulated comprehensive income (loss)	(3,727)	768	4,020	1,061
Retained earnings (accumulated deficit)	4,716	--	(6,343)	(1,627)

Total stockholders’ equity	84,637	2,952	(2,323)	85,266

Total liabilities and stockholders’ equity	$129,305	$(124)	$(17,378)	$111,803

WEIDER NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE NINE MONTHS ENDED FEBRUARY 28, 2005
(in thousands)

	As Reported	Weider Proforma Adjustment	Haleko Proforma Adjustment	Proforma

Net sales	$202,282	$(19,396)	$(49,738)	$133,148
Cost of goods sold	126,645	(9,767)	(30,773)	86,105

Gross profit	75,637	(9,629)	(18,965)	47,043

Operating expenses:
Selling and marketing	40,161	(5,365)	(13,703)	21,093
General and administrative	17,407	(2,431)	(5,002)	9,974
Research and development	3,340	(285)	(552)	2,503
Amortization of intangible assets	805	(136)	(649)	20

Total operating expenses	61,713	(8,217)	(19,906)	33,590

Income (loss) from operations	13,924	(1,412)	941	13,453

Other income (expense):
Interest income	240	(28)	--	212
Interest expense	(353)	40	88	(225)
Other	(201)	186	(121)	(136)

Total other income (expense), net	(314)	198	(33)	(149)

Income (loss) from continuing operations before income taxes	13,610	(1,214)	908	13,304
Income tax expense (benefit)	5,239	(466)	349	5,122

Net income (loss) from continuing operations	$8,371	$(748)	$559	$8,182

Net income (loss) from continuing operations per share:
Basic	$0.33	$(0.03)	$0.02	$0.32
Diluted	0.32	(0.03)	0.02	0.31

WEIDER NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED MAY 31, 2004
(in thousands)

	As Reported	Weider Proforma Adjustment	Haleko Proforma Adjustment	Proforma

Net sales	$257,528	$(22,555)	$(66,846)	$168,127
Cost of goods sold	159,653	(12,514)	(39,667)	107,472

Gross profit	97,875	(10,041)	(27,179)	60,655

Operating expenses:
Selling and marketing	54,115	(10,522)	(17,204)	26,389
General and administrative	24,964	(1,836)	(5,879)	17,249
Research and development	4,237	(426)	(836)	2,975
Amortization of intangible assets	878	(202)	(556)	120

Total operating expenses	84,194	(12,986)	(24,475)	46,733

Income (loss) from operations	13,681	2,945	(2,704)	13,922

Other income (expense):
Interest income	876	(31)	--	845
Interest expense	(1,408)	(88)	483	(1,013)
Other	(146)	256	(38)	72

Total other income (expense), net	(678)	137	445	(96)

Income (loss) from continuing operations before income taxes	13,003	3,082	(2,259)	13,826
Income tax expense (benefit)	4,928	1,169	(867)	5,230

Net income (loss) from continuing operations	$8,075	$1,913	$(1,392)	$8,596

Net income (loss) from continuing operations per share:
Basic	$0.31	$0.08	$(0.06)	$0.33
Diluted	0.30	0.08	(0.06)	0.32

WEIDER NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED MAY 31, 2003
(in thousands)

	As Reported	Weider Proforma Adjustment	Haleko Proforma Adjustment	Proforma

Net sales	$240,854	$(27,236)	$(63,830)	$149,788
Cost of goods sold	148,243	(15,532)	(37,771)	94,940

Gross profit	92,611	(11,704)	(26,059)	54,848

Operating expenses:
Selling and marketing	47,159	(9,027)	(15,284)	22,848
General and administrative	23,176	(1,686)	(7,907)	13,583
Research and development	4,165	(426)	(652)	3,087
Amortization of intangible assets	995	(244)	(261)	490

Total operating expenses	75,495	(11,383)	(24,104)	40,008

Income (loss) from operations	17,116	(321)	(1,955)	14,840

Other income (expense):
Interest income	77	(34)	--	43
Interest expense	(3,560)	106	539	(2,915)
Other	360	218	(945)	(367)

Total other income (expense), net	(3,123)	290	(406)	(3,239)

Income (loss) from continuing operations before income taxes	13,993	(31)	(2,361)	11,601
Income tax expense (benefit)	5,528	(12)	(931)	4,585

Net income (loss) from continuing operations	$8,465	$(19)	$(1,430)	$7,016

Net income (loss) from continuing operations per share:
Basic	$0.32	$--	$(0.05)	$0.27
Diluted	0.32	--	(0.05)	0.27

WEIDER NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES
PROFORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE YEAR ENDED MAY 31, 2002
(in thousands)

	As Reported	Weider Proforma Adjustment	Haleko Proforma Adjustment	Proforma

Net sales	$280,821	$(27,233)	$(74,538)	$179,050
Cost of goods sold	183,833	(16,599)	(51,374)	115,860

Gross profit	96,988	(10,634)	(23,164)	63,190

Operating expenses:
Selling and marketing	51,272	(8,558)	(15,154)	27,560
General and administrative	25,760	(1,728)	(7,917)	16,115
Research and development	3,719	(582)	(487)	2,650
Amortization of intangible assets	3,351	(243)	(940)	2,168
Litigation settlement	(442)	--	--	(442)
Asset impairment loss	9,027	--	--	9,027
Severance, recruiting and reorganization costs	1,514	--	--	1,514

Total operating expenses	94,201	(11,111)	(24,498)	58,592

Income from operations	2,787	477	1,334	4,598

Other income (expense):
Interest income	95	(51)	--	44
Interest expense	(6,515)	800	781	(4,934)
Other	(818)	273	(66)	(611)

Total other income (expense), net	(7,238)	1,022	715	(5,501)

Income (loss) from continuing operations before income taxes	(4,451)	1,499	2,049	(903)
Income tax expense (benefit)	(555)	634	221	300

Net income (loss) from continuing operations	$(3,896)	$865	$1,828	$(1,203)

Net income (loss) from continuing operations per share:
Basic	$(0.15)	$0.03	$0.07	$(0.05)
Diluted	(0.15)	0.03	0.07	(0.05)